CONSULTING AGREEMENT

     This CONSULTING AGREEMENT ("Consulting Agreement"), is effective November 1, 2001 by and between Senesco Technologies, Inc., a Delaware corporation with a place of business at 303 George Street, Suite 420, New Brunswick, NJ 08901 ("SENESCO"), and Alan B. Bennett Ph.D., whose address is Mann Laboratories, University of California, Davis, CA 95616 ("Bennett");

     WHEREAS, SENESCO is engaged in the business of research and development on plant genes and their cognate expressed proteins that are induced during or coincident with the onset of senescence, which may initiate or facilitate senescence of plants or plant tissues, together with methods for controlling senescence that involve altering the expression of these genes;

     WHEREAS, Bennett may possess useful knowledge and technical expertise relating to SENESCO research and product development;

     WHEREAS, SENESCO wishes to retain Bennett for professional consulting services;

     WHEREAS, Bennett may receive, disclose, learn or acquire valuable and proprietary technical and commercial trade secrets and confidential information of SENESCO (collectively, the "Confidential Information"), from SENESCO or otherwise as a result of performing his consulting services under this Consulting Agreement;

     WHEREAS, SENESCO and Bennett wish to assure that such information be held in secrecy and confidence by Bennett;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, the parties agree as follows:

I.   DEFINITIONS.
     ------------

     "Technology and Inventions" shall mean any and all discoveries, inventions, conceived inventions and know-how, whether or not patentable, and whether or not reduced to practice, including any and all methods or processes, test data, findings, designs, machines, devices, apparatus, manufactures, and any improvements and/or any utility for the foregoing, which are made, conceived, discovered or developed by Bennett, whether alone or in conjunction with others, which arise in any way from, during or as a result of the performance of Bennett's consulting services to SENESCO under this Consulting Agreement and which relate to the scope of this Consulting Agreement under Article II. This includes Technology and Inventions arising from any research and development by Bennett within the scope of Article 11(a) as well as any technology identified by Bennett of interest to SENESCO within the scope of Article II(b) Such



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Technology and Inventions may or may not be protectable in the form of a patent, a copyright or as a trade secret.

II.  SCOPE OF THE CONSULTING AND EXPERT SERVICES.
     --------------------------------------------

     Bennett will provide consulting and expert services relating to: (a) research and development on plant genes and their cognate expressed proteins that are induced during or coincident with the onset of senescence, which may initiate or facilitate senescence of plants or plant tissues, together with methods for controlling senescence that involve altering the expression of these genes; (b) the review of new technologies for potential acquisition, license, investment, and related activities for SENESCO; and (c) the identification of commercial partners and assistance in negotiation of business relationships for SENESCO.

III. SERVICES AND COMPENSATION.
     ---------------------------

     In consideration for a monthly payment of $2,400 (payable at the beginning of each monthly period, Bennett agrees to provide SENESCO with professional consulting and expert services within the scope provided under Article II for 2 to 4 days per month, and under the terms and conditions specified in this Consulting Agreement.

IV.  NO USE OF THIRD PARTY'S INFORMATION.
     -----------------------------------

     Bennett represents that he can and will perform all services under this Consulting Agreement independent of any proprietary information or know-how received from or belonging to others, including, but not limited to proprietary information of the University of California. Bennett represents that he is empowered by the University of California to perform all services under this Consulting Agreement independent of any obligations to the University of California including, but not limited to, rights of assignment and rights of first refusal within the scope of Article II. Bennett agrees under no circumstances to disclose or use proprietary information or know-how of any third party in performing services for SENESCO. Bennett will not represent as unrestricted any processes, designs plans, models, samples or other writings or products that Bennett knows are either covered by a third party's valid patent, copyright, or other forms of intellectual property protection, or are under an obligation of assignment to a third party. Bennett represents and warrants that he is not rendering any service relating to the scope of this Consulting Agreement under Article II hereof and that he is not presently employed or engaged as a consultant to render any such services other than as a consultant to SENESCO.

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V.   CONFIDENTIAL INFORMATION.
     -------------------------

     A. Confidential Information includes all information disclosed by SENESCO directly or indirectly to Bennett whether said disclosure is made in writing, by submission of samples, orally, or otherwise, including without limitation information relating to the matters which are within the scope and are the subject of this Agreement and all other information regarding SENESCO's past, present, or future research, technology, know-how, ideas, concepts, designs, products, prototypes, processes, machines, business plans, technical information, drawings, specifications and the like, and any knowledge or information, including but not limited to Technology and Inventions, developed by Bennett as a result of work in connection with this Agreement, except information which, at the time of disclosure to Bennett or development under this Agreement:

          1. is established by written records to be in the public domain other than as a consequence of an act of Bennett;

          2. was in Bennett's possession prior to the disclosure and is demonstrated through written records that such information was in Bennett's possession prior to disclosure from SENESCO, and was not the subject of an earlier confidential relationship with SENESCO; or

          3. was rightfully acquired by Bennett from a third party, who was lawfully in possession of such information after the disclosure and was under no obligation to SENESCO to maintain its confidentiality.

     B. All Confidential Information of SENESCO disclosed to Bennett shall remain the sole property of SENES CO. Bennett agrees that the Confidential Information will be kept in strict confidence until such Confidential Information becomes readily and conveniently available in the trade. Bennett agrees that he will not directly or indirectly disclose, furnish, disseminate, make available or use the Confidential Information except as necessary to perform the consulting and expert services under the provisions of this Agreement.

     C. Bennett will promptly inform SENESCO if Bennett discovers that a third party is making or threatening to make unauthorized use of Confidential Information.

     D. Bennett acknowledges that the agreements contained herein are of a special nature and that any material breach of this Agreement by Bennett will result in irreparable harm or injury to SENESCO. Accordingly, SENESCO shall be entitled to seek an injunction for specific performance, as well as any other legal or equitable remedy which may be available.


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VI.  DISCLOSURE OF INVENTIONS.
     ------------------------

     Bennett shall disclose fully and promptly to SENESCO in writing any and all Technology and Inventions pursuant to Articles I and II either: made or conceived of as set forth in Article 11(a) or identified for potential acquisition, license, or investment as set forth Article 11(b), or otherwise arising under this Consulting Agreement

VII. TECHNOLOGY AND INVENTIONS.
     --------------------------

     A. Bennett hereby assigns and agrees to assign to SENESCO all right, title and interest in any of the Technology and Inventions made, conceived of, identified or otherwise arising under this Consulting Agreement. All information and know-how relating to the Technology and Inventions is also deemed Confidential Information and shall be kept in confidence by Bennett pursuant to this Agreement.

     B. SENESCO has control of all right, title and interest to any patent or patent application drawn to the Technology and Inventions made, conceived of, identified or otherwise arising during the performance of this Agreement SENESCO has the right to decide whether or not to pursue patent protection on any Technology and Inventions conceived of or made under this Agreement

     C. Bennett agrees that SENESCO has the right to select an attorney or patent counsel to help secure patent protection to any Technology and Inventions made, conceived of, identified, or otherwise arising out of this Agreement. Bennett agrees that SENESCO has the right to select an attorney and/or other professionals necessary to evaluate and/or secure any technology identified by Bennett arising under this Agreement.

     D. Designation of inventors in a patent application is a matter of patent law and shall be solely within the discretion of qualified patent counsel or other legal representatives for SENESCO.

     E. Bennett shall, at the request and expense of SENESCO, at any time during or after the termination of the Agreement, execute all documents and perform all such acts as SENESCO may deem necessary or advisable to confirm SENESCO's sole and exclusive ownership right, title and interest in such Technology and Inventions in any country. Bennett agrees to do all acts and execute all documents at the expense and request of SENESCO that SENESCO may deem necessary to enforce its rights to the Technology and Inventions, including but not limited to assisting in the preparation of patent applications, assisting in litigation, appearing for depositions, and appearing as trial witnesses.

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     F. Nothing  contained  herein shall be  considered as granting any license, immunity or other right with respect to any invention, patent trade secret, know-how or confidential information of SENESCO (apart from the right to make necessary use of the same in rendering Bennett's services hereunder) or as requiring either SENESCO or Bennett to enter into any subsequent agreement.

VIII. INDEPENDENT CONTRACTOR.
      -----------------------

     Bennett's relationship to SENESCO during the term of this Consulting Agreement shall be that of an independent contractor, and not as an employee or agent Bennett may not make any commitments, or bind or purport to bind or represent. SENESCO or any of its affiliates in any manner either as its agent or in any other capacity.

IX.  NO CONFLICTING OBLIGATIONS.
     ---------------------------

     Bennett represents and warrants that he has the full power to enter into and perform the services pursuant to this Consulting Agreement, and that Bennett is under no obligation or restriction and will not assume any obligation or restriction that would in any way interfere with, be inconsistent with, or present a conflict of interest concerning his services in connection with this Consulting Agreement.

     In view of the highly confidential nature of the services to be rendered by Bennett under this Consulting Agreement, Bennett hereby agrees that he will not conduct any research, act as a consultant, or perform any other services, either directly or indirectly, for any entity in the world which is competitive with SENESCO relating to the subject matter provided in Article II herein during the term of work under this Consulting Agreement and for a period of one (1) year after the termination of this Agreement with regard to subject matter within the scope of Article II. The parties hereby agree that the period of time and scope of the restrictions specified herein are both reasonable and justifiable to prevent harm to the legitimate business interests of SENESCO, including but not limited to preventing transfer of Confidential Information to SENESCO's competitors and/or preventing other unauthorized disclosure or use of SENESCO's Technology and Inventions.

X.   RETURN OF CONFIDENTIAL INFORMATION AND TANGIBLE PROPERTY.
     ---------------------------------------------------------

     The parties agree that all tangible property provided to or generated by Bennett in connection with this Consulting Agreement, including without limitation all samples, Confidential Information, reports, communications, analyses, memoranda, notes, contact lists, and any other information produced in connection with this Consulting Agreement (collectively "SENESCO Property") shall, upon the expiration or termination of the consulting work, be returned to SENESCO unless otherwise directed in writing.

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XI.  EFFECTIVE DATE AND LENGTH OF OBLIGATION.
     ----------------------------------------

     This Consulting Agreement shall terminate one (1) year from its effective date. However, if Bennett dies or becomes incapacitated to the extent that he cannot perform the services specified in this Consulting Agreement, SENESCO has the right to terminate this Consulting Agreement. Bennett's obligation of confidentiality and non-use of Confidential Information shall continue from the effective date, or the date that SENESCO discloses such Confidential Information to Bennett, and shall survive the expiration or termination of this Consulting Agreement until the Confidential Information becomes part of the public domain through no action of Bennett. SENESCO's rights under Articles V, VI, VII, and IX shall survive termination of this Consulting Agreement.

XII. SEVERABILITY.
     -------------

     If any provision of this Consulting Agreement should be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable in whole or in part, and such determination should become final, such provision or portion thereof shall be deemed to be severed or limited to the extent required to render the remaining provisions and portions of this Consulting Agreement enforceable, and the Consulting Agreement shall be enforced to give effect to the intention of the parties insofar as possible.

XIII. APPLICABLE LAW.
      ---------------

     This Consulting Agreement shall be interpreted and construed, and the legal relations created herein shall be determined in accordance with the laws of the State of New Jersey. Any provision or provisions of this Agreement which in any way contravenes the laws of any state or country in which this Agreement is effective shall, in such state or country as the case may be, and to the extent of such contravention of local law, be deemed separable and shall not affect any other provision or provisions of this Agreement.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed and delivered this Consulting Agreement as of the day and year first above written.

                                            SENESCO TECHNOLOGIES, INC.



By  /s/Alan B. Bennett                      By: /s/Bruce C. Galton
   ---------------------------------          ----------------------------------
   Alan B Bennett PhD                          Bruce C. Galton
                                               President and CEO